                                                 Exhibit 3.5


                             FORM OF
                     CERTIFICATE ELIMINATING
             REFERENCE TO THE CLASS B PREFERRED STOCK
                             FROM THE
                   CERTIFICATE OF INCORPORATION

                                OF

                      GLOBECOMM SYSTEMS INC.



          Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, it is hereby certified that:

          1. The name of the corporation (hereinafter referred to as the "corporation") is Globecomm Systems Inc.

          2. The designation of the series of shares of stock of the corporation to which this certificate relates is the Class B Preferred Stock, filed with the Secretary of State of Delaware on January 21, 1997.

          3. The voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of the Class B Preferred Stock were provided for in certain resolutions adopted by the Board of Directors of the corporation pursuant to authority expressly vested in it by the provisions of the certificate of incorporation filed with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware.

          4. The Board of Directors of the corporation has adopted the following resolution:

          RESOLVED, that none of the authorized
          shares of the Class B
          Preferred Stock of the corporation are
          outstanding, and

          FURTHER RESOLVED, that none of the Class
          B Preferred Stock of the corporation
          will be issued, and

          FURTHER RESOLVED, that the proper
          officers of the corporation be and
          hereby are authorized and directed to
          file a certificate setting forth this
          resolution with the Secretary of State
          of the State of Delaware pursuant to
          the provisions of Section 151(g) of the
          General Corporation Law of the State of
          Delaware for the purpose of eliminating
          from the certificate of incorporation of the corporation all reference to the Class
          B Preferred Stock.

          5. The effective time of this certificate shall be August __, 1997.

Signed on August __, 1997.




                         _____________________________________
                         David E. Hershberg
                         Chairman of the Board and
                         Chief Executive Officer